      As filed with the Securities and Exchange Commission on August 7, 1998

                                                      Registration No. 33-65356
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                         SARATOGA BEVERAGE GROUP, INC.
                    (Formerly Saratoga Spring Water Company)
               (Exact name of issuer as specified in its charter)

         Delaware                                      14-0176119
(State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                            No.)


                                 11 Geyser Road
                        Saratoga Springs, New York 12866
              (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                              AMENDED AND RESTATED
              SARATOGA BEVERAGE GROUP, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                                  Robin Prever
                     President and Chief Executive Officer
                         Saratoga Beverage Group, Inc.
                                 11 Geyser Road
                        Saratoga Springs, New York 12866
                                 (516) 584-6363

                                   Copies to:
                           Charles I. Weissman, Esq.
                      Swidler Berlin Shereff Friedman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 758-9500
                       (Name, address & telephone number
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed            Proposed
            Title of                    Amount              Maximum              Maximum
           Securities                    to be           Offering Price         Aggregate             Amount of
        to be Registered           Registered(1)(2)       Per Share(3)      Offering Price(3)     Registration Fee
-------------------------------- ---------------------  ----------------- --------------------- --------------------

Class A Common Stock,
par value $.01 per share            150,000 shares           $2.97              $445,500               $131.42
================================ ===================== ================== ===================== =====================


(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The securities registered hereby represent an addition to the 466,000 shares of the Registrant's Class A Common Stock issuable under the Saratoga Beverage Group, Inc. 1993 Stock Option Plan which were registered previously on Form S-8 (File No. 33-65356, filed on July 1, 1993).
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price per share represents the average of the bid and asked prices reported on the Nasdaq Stock Market on August 4, 1998.

                                EXPLANATORY NOTE

          The contents of the Registration Statement on Form S-8 (File
No. 33-65356, filed on July 1, 1993), which is amended by this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, are hereby incorporated herein by reference, except as expressly set forth in Item 8 below.


                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


Item 8.           Exhibits

                  The following exhibits are filed as part of this registration statement:

Exhibit Number       Description
--------------       -----------

         4.1 Amended and Restated Saratoga Beverage Group, Inc. 1993 Stock Option Plan.

         5.1         Opinion of Swidler Berlin Shereff Friedman, LLP.

         23.1        Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

         24 Power of Attorney (included in signature page to this registration statement).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saratoga Springs, State of New York, on this 18th day of July, 1998.


                                          SARATOGA BEVERAGE GROUP, INC.


                                      By: /s/ Robin Prever
                                          -------------------------------
                                          Robin Prever
                                          President and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robin Prever and Gayle Henderson, and each of them (with full power of each of them to act alone), his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                      Date
       ---------                                    -----                                      ----
  /s/ Robin Prever                    President, Chief Executive Officer and              July 18, 1998
------------------------              Chairman of the Board
      Robin Prever

 /s/ Gayle Henderson                  Chief Financial Officer                             July 17, 1998
------------------------
     Gayle Henderson

 /s/ Warren Lichtenstein              Director                                            July 18, 1998
------------------------
     Warren Lichtenstein

 /s/ John A. Morabito                 Director                                            July 18, 1998
------------------------
     John A. Morabito


 /s/ Leonard Tobaroff                 Director                                            July 18, 1998
------------------------
     Leonard Toboroff


                         SARATOGA BEVERAGE GROUP, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX
                                 -------------


         EXHIBIT
         NUMBER        DESCRIPTION
         ------        -----------
           4.1         Amended and Restated Saratoga Beverage Group, Inc.
                       1993 Stock Option Plan.

           5.1         Opinion of Swidler Berlin Shereff Friedman, LLP.

          23.1         Consent of PricewaterhouseCoopers LLP.